UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934 (Amendment No. __)

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ADVANCED SERIES TRUST
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The Information Statement is available at http://www.PrudentialAnnuities.com/investor/invprospectus

ADVANCED SERIES TRUST
AST New Discovery Asset Allocation Portfolio

Gateway Center Three

100 Mulberry Street

Newark, New Jersey 07102

INFORMATION STATEMENT
June 24, 2013

To the Shareholders:

On March 11-12, 2013, at a regular meeting of the Board of Trustees of Advanced Series Trust (AST or the Trust), the trustees approved a new subadvisory agreement for the AST New Discovery Asset Allocation Portfolio (the Portfolio), a series of AST.

Prudential Investments LLC (PI) and AST Investment Services, Inc. (ASTIS), as the investment managers (collectively, the Manager) of AST, have entered into a new subadvisory agreement with Epoch Investment Partners, Inc. (Epoch) on behalf of the Portfolio. A new subadvisory agreement with Epoch was required because of a change in the ownership and control of Epoch Holding Corporation (EPHC), the parent company of Epoch, effective March 27, 2013, resulting in the automatic termination of the prior subadvisory agreement with Epoch. There is no change in the advisory fees paid by the Portfolio under the new subadvisory agreement, and the terms of the new subadvisory agreement are identical to those of the prior subadvisory agreement with Epoch. The fees and expenses paid by the Fund did not change under the new subadvisory agreement.

This information statement describes the circumstances surrounding the trustees' approval of the subadvisory agreement and provides you with an overview of their terms. PI and ASTIS will continue as the Portfolio's investment managers. This information statement does not require any action by you. It is provided to inform you about the change in ownership of Epoch and the execution of new subadvisory agreement with Epoch.

By order of the Board,

Deborah A. Docs
Secretary

THIS IS NOT A PROXY STATEMENT.
WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF THE INFORMATION STATEMENT

The Information Statement is available at http://www.PrudentialAnnuities.com/investor/invprospectus

ADVANCED SERIES TRUST
AST New Discovery Asset Allocation Portfolio

Gateway Center Three

100 Mulberry Street

Newark, New Jersey 07102

INFORMATION STATEMENT
June 24, 2013

This information statement is being furnished in lieu of a proxy statement to beneficial shareholders of the AST New Discovery Asset Allocation Portfolio (the Portfolio), a series of Advanced Series Trust (AST or the Trust), pursuant to the terms of an order (the Manager of Managers Order) issued by the Securities and Exchange Commission (SEC). The Manager of Managers Order permits the Portfolio’s investment managers to hire new subadvisers that are not affiliated with the investment managers and to make changes to certain existing subadvisory contracts with the approval of the Board of Trustees of the Trust, without obtaining shareholder approval.1

AST is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the 1940 Act). AST is organized as a Massachusetts business trust. The Portfolio is a series of the Trust.

The Trustees of AST are collectively referred to herein as the “Board,” “Board Members,” or “Trustees.” The principal executive offices of AST are located at 100 Mulberry Street, Newark, NJ 07102-4077. Prudential Investments LLC (PI) and AST Investment Services, Inc. (ASTIS, and together with PI, the Manager) serve as the investment managers of the Trust.

The Manager has entered into a new subadvisory agreement with Epoch Investment Partners, Inc. (Epoch or the Subadviser) on behalf of the Portfolio, dated and effective March 27, 2013 (the New Subadvisory Agreement). On March 27, 2013, TD Bank Group (TD Bank) completed the acquisition of Epoch Holding Corporation (EPHC), the parent company of Epoch. The New Subadvisory Agreement was required because the change in control and ownership of EPHC resulted in the automatic termination of the prior subadvisory agreement with Epoch. This information statement relates to the approval by the Board of the New Subadvisory Agreement between the Manager and Epoch.

The New Subadvisory Agreement with Epoch for the Portfolio does not affect the other Portfolio subadvisers, which are:

Bradford & Marzec LLC (Bradford & Marzec)

Brown Advisory, LLC (Brown Advisory)

C.S. McKee, LP (C.S. McKee)

EARNEST Partners, LLC (EARNEST)

Security Global Investors, LLC (SGI)

Thompson, Siegel & Walmsley LLC (TS&W)

The subadvisory agreements with each of the above listed subadvisers with respect to the Portfolio were each last approved by the Trustees, including a majority of the Trustees who were not parties to the agreement and were not interested persons of those parties, as defined in the 1940 Act (the Independent Trustees), on June 12, 2013.

Epoch will pay for the costs associated with preparing and distributing this information statement. This information statement will be mailed on or about July 1, 2013 to shareholders investing in the Portfolio as of June 14, 2013.

1 See Notice of Application (Release No. IC – 22139)(Aug. 13, 1996) and Order (Release No. IC – 22215)(Sept. 11, 1996).

THIS IS NOT A PROXY STATEMENT.
WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

NEW SUBADVISORY AGREEMENT

Board Consideration of New Subadvisory Agreement

As required by the 1940 Act, the Board considered the New Subadvisory Agreement due to the anticipated “change of control” of Epoch and its parent company, EPHC.

At an in-person meeting of the Board held on September 26-28, 2011, the Board, including all of the Independent Trustees, considered and approved a subadvisory agreement between the Manager and Epoch with respect to the Portfolio for an initial two-year period (the Prior Subadvisory Agreement).

On December 6, 2012, EPHC entered into a merger agreement with TD Bank whereby EPHC and Epoch would be acquired by TD Bank in the first half of 2013 (the Acquisition) which would result in an assignment (within the meaning of the 1940 Act) and automatic termination of the Prior Subadvisory Agreement under the 1940 Act.

At an in-person meeting of the Board held on March 11-12, 2013, the Board, including all of the Independent Trustees, considered and approved the New Subadvisory Agreement after concluding that approval of the New Subadvisory Agreement was in the best interests of the Portfolio and its shareholders.

In advance of the meeting, the Board requested and received materials relating to the New Subadvisory Agreement, and had the opportunity to ask questions and request further information in connection with its considerations. In approving the New Subadvisory Agreement, the Board, including the Independent Trustees advised by independent legal counsel, considered the factors it deemed relevant, including the nature, quality and extent of services to be provided to the Portfolio by Epoch; performance information; the fees paid by the Manager to Epoch; the potential for economies of scale that may be shared with the Portfolio and its shareholders; and other benefits to Epoch. In its deliberations, the Board did not identify any single factor which alone was responsible for the Board’s decision to approve the New Subadvisory Agreement with respect to the Portfolio.

The Board determined that the overall arrangements between the Manager and Epoch, which will serve as the Portfolio’s subadviser pursuant to the terms of the New Subadvisory Agreement, are in the best interests of the Portfolio and its shareholders in light of the services to be performed and the fees to be charged under the New Subadvisory Agreement and such other matters as the Board considered relevant in the exercise of its business judgment.

The material factors and conclusions that formed the basis for the Board reaching its determinations to approve the New Subadvisory Agreement are separately discussed below.

Nature, quality and extent of services

The Board noted that it had received and considered information regarding the nature, quality and extent of services to be provided to the Portfolio by Epoch in connection with its initial approval of the Prior Subadvisory Agreement at the meeting on September 26-28, 2011. The Board also noted that the nature and extent of services to be provided to the Portfolio under the Prior Subadvisory Agreement were identical in all material respects to those to be provided by Epoch under the New Subadvisory Agreement.

With respect to the quality of services, the Board considered, among other things, the background and experience of Epoch’s portfolio management team, which would be the same team that worked for Epoch prior to the Acquisition, and would not be affected by the Acquisition. In connection with the initial approval of the Prior Subadvisory Agreement for the Portfolio in September 2011, the Board had reviewed the qualifications, backgrounds and responsibilities of the portfolio managers who would be responsible for the day-to-day management of the Portfolio, and the Board was provided with information pertaining to organizational structure, senior management, investment operations, and other relevant information pertaining to Epoch. The Board noted that it received a favorable compliance report from the Trust's Chief Compliance Officer as to Epoch in connection with the initial approval of the Prior Subadvisory Agreement in September 2011.

The Board concluded that it was satisfied with the nature, extent and quality of the investment subadvisory services to be provided to the Portfolio by Epoch under the Prior Subadvisory Agreement and that there was a reasonable basis on which to conclude that the quality of investment subadvisory services to be provided by Epoch under the New Subadvisory Agreement should equal the quality of similar services provided by Epoch under the Prior Subadvisory Agreement, and that the Portfolio would benefit from the subadvisory services to be provided by Epoch under the New Subadvisory Agreement.

Performance

The Board did not review the investment performance of the Portfolio in connection with the initial approval of the Prior Subadvisory Agreement in September 2011 because the Portfolio had not yet commenced operations. However, the Board received and considered information regarding Epoch’s investment performance in funds and accounts that use investment strategies similar to the ones used by the Portfolio and concluded that it was satisfied with the performance record of Epoch.

The Board noted that it reviews the performance of the Portfolio quarterly and that, in light of the Portfolio's performance and the Portfolio’s relatively short history; it would be in the interests of the Portfolio and its shareholders to continue to retain Epoch as subadviser to the Portfolio.

Investment Subadvisory Fee Rates

The Board noted that the subadvisory fee rates payable to Epoch in connection with the Portfolio would remain unchanged as a result of the Acquisition. The Board noted that it had reviewed the subadvisory fee rate paid to Epoch in connection with the initial approval of the Prior Subadvisory Agreement for the Portfolio in September 2011 and determined that such fee rates were reasonable.

Profitability

The Board did not review the historical profitability information of the Portfolio in connection with the initial approval of the Prior Subadvisory Agreement in September 2011 because the Portfolio had not yet commenced operations.

The Board noted that since Epoch is not affiliated with the Manager, the revenues derived by Epoch under the New Subadvisory Agreement would not be included in any future profitability calculations of the Manager, and concluded that the level of profitability of a subadviser not affiliated with the Manager, such as Epoch, may not be as significant as the Manager’s profitability given the arm's-length nature of the process by which the subadvisory fee rates were negotiated by the Manager and the unaffiliated subadvisers, as well as the fact that the Manager compensates the subadvisers out of its management fee.

Economies of Scale

The Board noted that any potential economies of scale under the New Subadvisory Agreement would remain unchanged, as there were no proposed changes in fee rates or breakpoints. The Board did not review historical information relating to economies of scale in connection with the initial approval of the Prior Subadvisory Agreement in September 2011 because the Portfolio had not yet commenced operations.

Other Benefits to the Subadviser

The Board considered potential “fall out” or ancillary benefits that might be received by Epoch and its affiliates as a result of its relationship with the Portfolio. The Board concluded that the potential benefits to be derived by Epoch included the ability to use soft dollar credits, brokerage commissions received by affiliates of Epoch, as well as the potential benefits consistent with those generally resulting from an increase in assets under management, specifically, potential access to additional research resources and benefits to reputation. The Board concluded that the benefits to be derived by Epoch were consistent with the types of benefits generally derived by subadvisers to mutual funds. The Board noted that it also considered these factors in connection with the initial approval of the Prior Subadvisory Agreement for the Portfolio in September 2011.

***

After full consideration of these factors, the Board concluded that the approval of the New Subadvisory Agreement was in the interests of the Portfolio and its shareholders.

The New Subadvisory Agreement is attached as Exhibit A

Information about Epoch

Epoch is located at 399 Park Avenue, New York. Epoch is a global asset management firm that provides institutional investors with a variety of U.S. and global equity strategies. As of March 27, 2013, Epoch is a wholly-owned subsidiary of TD Bank. Epoch is registered with the SEC as an investment adviser and has been continuously registered with the SEC since May of 2004. Epoch’s total assets under management as of March 31, 2013 were approximately $27.1 billion. Additional information relating to the management of Epoch and other funds managed by Epoch is set forth in Exhibit B.

Terms of the Subadvisory Agreements

The terms of the New Subadvisory Agreement, including the fee rates payable to Epoch by the Manager, are identical to the terms of the Prior Subadvisory Agreement. Under the Prior Subadvisory Agreement and the New Subadvisory Agreement, Epoch is compensated by the Manager (and not the Portfolio) for the portion of assets it manages at the following annual rates:

Prior Subadvisory Fee	New Subadvisory Fee	Subadvisory Fees paid for the most recently completed fiscal year
0.275% of sleeve average daily net assets to $1 billion; and 0.20% of sleeve average daily net assets exceeding $1 billion	0.275% of combined average daily net assets up to $1 billion; and 0.20% of combined average daily assets over $1 billion.	$95,301

*The assets will be aggregated with the assets managed by Epoch in the Large Capitalization Value Portfolio of The Target Portfolio Trust and the Target Conservative Allocation Fund of the Prudential Investment Portfolios 16.

The New Subadvisory Agreement provides, as did the Prior Subadvisory Agreement, that subject to the supervision of the Manager and the Board, Epoch is responsible for managing the investment operations of a portion of the assets of the Portfolio and for making investment decisions and placing orders to purchase and sell securities for such portion of the Portfolio, all in accordance with the investment objective and policies of the Portfolio as reflected in its current prospectus and statement of additional information and as may be adopted from time to time by the Board. In accordance with the requirements of the 1940 Act, Epoch will provide the Manager with all books and records required to be maintained by an investment adviser and will render to the Board such periodic and special reports as the Board may reasonably request.

The New Subadvisory Agreement will remain in full force and effect for a period of two years from the date of its execution and will continue thereafter as long as its continuance is specifically approved at least annually by vote of a majority of the outstanding voting securities (as that term is defined in the 1940 Act) of the Portfolio, or by the Board, including the approval by a majority of the Independent Trustees, at a meeting called for the purpose of voting on such approval; provided, however, that (i) the New Subadvisory Agreement may be terminated at any time without the payment of any penalty, either by a vote of the Board or by vote of a majority of the outstanding voting securities of the Portfolio, (ii) the New Subadvisory Agreement will terminate immediately in the event of its assignment (within the meaning of the 1940 Act) or upon the termination of the Trust’s Management Agreement with the Manager, and (iii) the New Subadvisory Agreement may be terminated at any time by Epoch or the Manager on not more than 60 days’ nor less than 30 days’ written notice to the other party to the New Subadvisory Agreement.

The New Subadvisory Agreement provides that, in the absence of willful misfeasance, bad faith, or gross negligence in the performance of its duties, or reckless disregard of its obligations and duties thereunder, Epoch will not be liable for any act or omission in connection with its activities as subadviser to the Portfolio.

Information about Other Subadvisers and Subadvisory Agreements

Epoch co-subadvises the Portfolio along with other subadvisers. The Board approved the subadvisory agreements with the other subadvisers of the Portfolio at a meeting held on June 12, 2013.

The subadvisory agreements with the other subadvisers of the Portfolio, which are not affected by the New Subadvisory Agreement, provide for compensation as shown in the table below.

Subadviser	Fee Rate	Subadvisory Fees paid for the most recently completed fiscal year
Bradford & Marzec	For Sleeve Average Daily Net Assets to $100 million 0.390% of sleeve average daily net assets to $10 million; 0.285% of sleeve average daily net assets over $10 million to $50 million; 0.250% of sleeve average daily net assets over $50 million to $100 million; Reset if Sleeve Average Daily Net Assets Exceed $100 million 0.20% of sleeve average daily net assets to $100 million; 0.180% of sleeve average daily net assets over $100 million to $200 million; 0.160% of sleeve average daily net assets exceeding $200 million	$115,649

Brown Advisory	0.30% of sleeve average daily net assets to $500 million; 0.250% of sleeve average daily net assets from $500 million to $1 billion; 0.20% of sleeve average daily net assets exceeding $1 billion*	$103,830
C.S. McKee	0.20% of sleeve average daily net assets to $100 million; 0.150% of sleeve average daily net assets over $100 million to $200 million; 0.10% of sleeve average daily net assets exceeding $200 million	$51,039
EARNEST	0.45% of sleeve average daily net assets	$62,143
SGI	0.250% of sleeve average daily net assets to $250 million; 0.20% of sleeve average daily net assets exceeding $250 million	$115,643
TS&W	0.40% of sleeve average daily net assets to $500 million; 0.350% of sleeve average daily net assets exceeding $500 million	$129,349

* For purposes of calculating the fee payable to Brown Advisory, the assets managed by Brown Advisory in the Portfolio are aggregated with the assets managed by Brown Advisory in: (i) the AST Advanced Strategies Portfolio; (ii) the PSF Global Portfolio; (iii) the Large Capitalization Growth Portfolio of the Target Portfolio Trust; and (iv) other future large cap growth accounts under which Brown Advisory provides substantially similar advisory or subadvisory services and which Brown Advisory and PI and/or ASTIS, as applicable, mutually agree in writing, may be included in determining the level of average daily net assets for purposes of the fee calculation.

MANAGEMENT OF THE TRUST

The Manager

PI, Gateway Center Three, 100 Mulberry Street, Newark, New Jersey 07102, and ASTIS, One Corporate Drive, Shelton, Connecticut 06484, serve as AST's managers under a management agreement, dated as of May 1, 2003, and renewed thereafter as required by the 1940 Act (the Management Agreement). PI and ASTIS are both wholly owned subsidiaries of PIFM Holdco, LLC, 100 Mulberry Street, Newark, New Jersey 07102-4077, which is a wholly-owned subsidiary of Prudential Asset Management Holding Company, 751 Broad Street, Newark, New Jersey 07102-4077, which is a wholly-owned subsidiary of Prudential Financial, Inc., 751 Broad Street, Newark, New Jersey 07102-4077. PI is organized in New York as a limited liability company. ASTIS is organized as a Connecticut corporation.

As of March 31, 2013, PI served as the manager or co-manager to open-end investment companies and as manager or administrator to closed-end investment companies, with aggregate assets of approximately $208.5 billion. As of March 31, 2013, ASTIS served as the manager or co-manager to open-end investment companies and with aggregate assets of approximately $128.4 billion. The Portfolio commenced investment operations on April 30, 2012.

Terms of the Management Agreement

Pursuant to the Management Agreement with the Trust (collectively, the Management Agreement), the Manager, subject to the supervision of the Board and in conformity with the stated policies of the Trust, manages both the investment operations of each Portfolio and the composition of the Trust’s investment portfolio, including the purchase, retention, disposition and loan of securities and other assets. In connection therewith, the Manager is obligated to keep certain books and records of the Trust. The Manager is authorized to enter into subadvisory agreements for investment advisory services in connection with the management of the Trust. The Manager will continue to have responsibility for all investment advisory services performed pursuant to any such subadvisory agreements. The Manager will review the performance of the subadvisers and make recommendations to the Board with respect to the retention of investment advisers and the renewal of contracts. The Manager also administers the Trust's corporate affairs and, in connection therewith, furnishes the Trust with office facilities, together with those ordinary clerical and bookkeeping services which are not being furnished by, the Trust's custodian (the Custodian), and the Trust's transfer agent. The management services of the Manager to the Trust are not exclusive under the terms of the Management Agreement and the Manager is free to, and does, render management services to others.

The Management Agreement was last approved by the Trustees, including a majority of the Independent Trustees, on June 12, 2013.

In connection with its management of the corporate affairs of the Trust, the Manager bears the following expenses:

■	the salaries and expenses of all of its and the Trust's personnel except the fees and expenses of Trustees who are not affiliated persons of the Manager or any subadviser;
■	all expenses incurred by the Manager or the Trust in connection with managing the ordinary course of the Trust's business, other than those assumed by the Trust as described below; and
■	the fees, costs and expenses payable to any investment subadvisers pursuant to subadvisory agreements between the Manager and such investment subadvisers.

Under the terms of the Management Agreement, the Trust is responsible for the payment of Trust expenses not paid by the Manager, including:

■	the fees and expenses incurred by the Trust in connection with the management of the investment and reinvestment of the Trust's assets payable to the Manager;
■	the fees and expenses of Trustees who are not affiliated persons of the Manager or any subadviser;
■	the fees and certain expenses of the custodian and transfer and dividend disbursing agent, including the cost of providing records to the Manager in connection with its obligation of maintaining required records of the Trust and of pricing the Trust's shares;
■	the charges and expenses of the Trust's legal counsel and independent auditors;
■	brokerage commissions and any issue or transfer taxes chargeable to the Trust in connection with its securities (and futures, if applicable) transactions;
■	all taxes and corporate fees payable by the Trust to governmental agencies;
■	the fees of any trade associations of which the Trust may be a member;
■	the cost of share certificates representing and/or non-negotiable share deposit receipts evidencing shares of the Trust;
■	the cost of fidelity, directors and officers and errors and omissions insurance;
■	the fees and expenses involved in registering and maintaining registration of the Trust and of its shares with the SEC and paying notice filing fees under state securities laws, including the preparation and printing of the Trust's registration statements and prospectuses for such purposes;
■	allocable communications expenses with respect to investor services and all expenses of shareholders' and Trustees' meetings and of preparing, printing and mailing reports and notices to shareholders;
■	litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Trust's business and distribution and service (12b-1) fees.

The Management Agreement provides that the Manager will not be liable for any error of judgment by PI or for any loss suffered by the Trust in connection with the matters to which the Management Agreement relates, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services (in which case any award of damages shall be limited to the period and the amount set forth in Section 36(b)(3) of the 1940 Act) or loss resulting from willful misfeasance, bad faith or gross negligence or reckless disregard of duties. The Management Agreement provides that it will terminate automatically, if assigned (as defined in the 1940 Act), and that it may be terminated without penalty by either the Manager or the Trust by the Board or vote of a majority of the outstanding voting securities of the Trust (as defined in the 1940 Act), upon not more than 60 days nor less than 30 days written notice. The Management Agreement will continue in effect for a period of more than two years from the date of execution only so long as such continuance is specifically approved at least annually in accordance with the requirements of the 1940 Act.

For its services, the Portfolio compensates the Manager as follows:

Portfolio	Investment Management Fee Rate	Aggregate Investment Management Fees for Fiscal Year Ended 12/31/12
AST New Discovery Asset Allocation Portfolio	0.84% of average daily net assets to $300 million; 0.83% on next $200 million of average daily net assets; 0.82% on next $250 million of average daily net assets; 0.81% on next $2.5 billion of average daily net assets; 0.80% on next $750 million of average daily net assets; 0.78% on next $2 billion of average daily net assets; 0.75% on next $4 billion of average daily net assets; 0.73% over $10 billion of average daily net assets	$1,982,801

Directors and Officers of PI and ASTIS

Set forth below is the name, title and principal occupation of the principal executive officer of PI. There are no directors of PI. The address of the principal executive officer of PI is Gateway Center Three, 100 Mulberry Street, Newark, New Jersey 07102-4077. None of the officers or directors of PI are also officers or directors of Epoch.

Name	Position with PI	Principal Occupations
Stuart S. Parker	Chief Executive Officer, Officer-In-Charge, President, Senior Vice President and Chief Operating Officer	President of Prudential Investments LLC (since January 2012); Senior Vice President (since October 2007); Executive Vice President of Jennison Associates LLC and Head of Retail Distribution of Prudential Investments LLC (June 2005-December 2011).

Set forth below are the names, titles and principal occupations of the principal executive officer and the directors of ASTIS. Unless otherwise indicated, the address of each individual is One Corporate Drive, Shelton, Connecticut 06484-0883. None of the officers or directors of ASTIS are also officers or directors of Epoch.

Name	Position with PI	Principal Occupations
Scott E. Benjamin	Executive Vice President	Executive Vice President (since June 2009) of Prudential Investments LLC and Prudential Investment Management Services LLC; Executive Vice President (since September 2009) of AST Investment Services, Inc.; Senior Vice President of Product Development and Marketing, Prudential Investments (since February 2006); Vice President of Product Development and Product Management, Prudential Investments (2003-2006).
Timothy S. Cronin	Officer-in-Charge, President, Chief Executive Officer, Chief Operating Officer and Director	President, Chief Executive Officer, Chief Operating Officer, Officer-In-Charge (since March 2006), Director (since June 2005) of AST Investment Services, Inc.; Senior Vice President of Prudential Investments LLC (since May 2009); Vice President (since July 2006) of Pruco Life Insurance Company and Pruco Life Insurance Company of New Jersey; Senior Vice president (since May 2006) of Prudential Annuities Life Assurance Corporation; Senior Vice President of Prudential Annuities Life Assurance Corporation (since March 2006).
Robert O'Donnell	Executive Vice President and Director	Executive Vice President and Director (since April 2012 of AST Investment Services, Inc.; President (since April 2012) of Prudential Annuities; Senior Vice President, Head of Product, Investment Management & Marketing (October 2008-April 2012) for Prudential Annuities; Senior Vice President, Head of Product (July 2004-October 2008) for Prudential Annuities.

Set forth below is a list of the Officers of the Trust who are also officers or directors of PI and/or ASTIS.*

Name	Position with Trust	Position with PI	Position with ASTIS
Deborah A. Docs	Secretary	Assistant Secretary and Vice President	N/A
Andrew R. French	Assistant Secretary	Assistant Secretary and Vice President	N/A
Claudia DiGiacomo	Assistant Secretary	Assistant Secretary and Vice President	N/A
Bruce Karpati	Chief Compliance Officer	Chief Compliance Officer	Chief Compliance Officer
Raymond A. O’Hara	Chief Legal Officer	Chief Legal Officer, Executive Vice President and Secretary	Corporate Counsel, Vice President and Secretary
Jonathan D. Shain	Assistant Secretary	Assistant Secretary and Vice President	N/A
Grace C. Torres	Treasurer & Principal Financial and Accounting Officer	Assistant Treasurer and Vice President	Assistant Treasurer and Vice President

*Excludes Messrs. O'Donnell and Cronin, who are directors of ASTIS and serve as interested trustees of the Trust.

Custodian

The Bank of New York Mellon, One Wall Street, New York, New York 10286, serves as custodian for the Portfolio’s securities and cash, and, in that capacity, maintains certain financial accounting books and records pursuant to an agreement with the Trust. Sub-custodians provide custodial services for any foreign assets held outside the United States.

Transfer Agent and Shareholder Servicing Agent

Prudential Mutual Fund Services LLC (PMFS), Gateway Center Three, 100 Mulberry Street, Newark, New Jersey 07102, serves as the transfer and dividend disbursing agent of the Portfolio. PMFS is an affiliate of PI. PMFS provides customary transfer agency services to the Portfolio, including the handling of shareholder communications, the processing of shareholder transactions, the maintenance of shareholder account records, the payment of dividends and distributions and related functions. For these services, PMFS receives compensation and is reimbursed for its sub-transfer agent expenses which include an annual fee and certain out-of-pocket expenses including, but not limited to, postage, stationery, printing, allocable communication expenses and other costs.

BNY Mellon Asset Servicing (U.S.) Inc. (BNYAS) serves as sub-transfer agent to the Trust. PMFS has contracted with BNYAS, 301 Bellevue Parkway, Wilmington, Delaware 19809, to provide certain administrative functions to the Transfer Agent. PMFS will compensate BNYAS for such services.

Distribution

Prudential Annuities Distributors, Inc. (PAD) serves as the distributor for the shares of the Portfolio. Each class of shares is offered and redeemed at its net asset value without any sales load. PAD is an affiliate of PI and ASTIS. PAD is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended, and is a member of the Financial Industry Regulatory Authority (FINRA).

Brokerage

The Portfolio did not pay any commissions to affiliated broker dealers for the fiscal year ended December 31, 2012:

Shareholder Proposals

The Trust, as a Massachusetts business trust, is not required to hold annual meetings of shareholders and the Trustees do not intend to hold such meetings unless shareholder action is required in accordance with the 1940 Act or the Trust's Declaration of Trust. A shareholder proposal intended to be presented at any meeting of shareholders of the Trust must be received by the Trust at a reasonable time before the Trustees' solicitation relating thereto is made in order to be included in the Trust's proxy statement and form of proxy relating to that meeting and presented at the meeting. The mere submission of a proposal by a shareholder does not guarantee that the proposal will be included in the proxy statement because certain rules under the federal securities laws must be complied with before inclusion of the proposal is required.

Annual and Semi-Annual Reports

The Trust’s annual reports, semi-annual reports and information statements are sent to shareholders. Only one copy of a report or information statement, as applicable, may be delivered to multiple shareholders sharing an address unless the Trust receives contrary instructions from one or more of the shareholders. A copy of the Trust’s most recent annual report, semi-annual report or information statement may be obtained without charge by writing the Trust at Gateway Center Three, 100 Mulberry Street, Newark, New Jersey 07102 or by calling (800) 778-2255 (toll free).

Shareholder Information

Information on the share ownership of the Portfolio is set forth in Exhibit C to this Information Statement.

Deborah A. Docs
Secretary

Dated: June 24, 2013

ADVANCED SERIES TRUST

AST New Discovery Asset Allocation Portfolio

SUBADVISORY AGREEMENT

Agreement made as of this 27th day of March, 2013 between Prudential Investments LLC (PI), a New York limited liability company and AST Investment Services, Inc. (formerly American Skandia Investment Services, Inc.) (AST), a Maryland corporation (together, the Co-Managers), and Epoch Investment Partners, Inc., a Delaware corporation (Epoch or the Subadviser),

WHEREAS, the Co-Managers have entered into a Management Agreement (the Management Agreement) dated May 1, 2003, with Advanced Series Trust (formerly American Skandia Trust), a Massachusetts business trust (the Trust) and a diversified, open-end management investment company registered under the Investment Company Act of 1940, as amended (the 1940 Act), pursuant to which PI and AST act as Co-Managers of the Trust; and

WHEREAS, the Co-Managers, acting pursuant to the Management Agreement, desire to retain the Subadviser to provide investment advisory services to the Trust and one or more of its series as specified in Schedule A hereto (individually and collectively, with the Trust, referred to herein as the Trust) and to manage such portion of the Trust as the Co-Managers shall from time to time direct, and the Subadviser is willing to render such investment advisory services; and

NOW, THEREFORE, the Parties agree as follows:

1. (a) Subject to the supervision of the Co-Managers and the Board of Trustees of the Trust, the Subadviser shall manage such portion of the Trust’s portfolio as delegated to the Subadviser by the Co-Managers, including the purchase, retention and disposition thereof, in accordance with the Trust’s investment objectives, policies and restrictions as stated in its then current prospectus and statement of additional information (such Prospectus and Statement of Additional Information as currently in effect and as amended or supplemented from time to time, being herein called the “Prospectus”), and subject to the following understandings:

(i) The Subadviser shall provide supervision of such portion of the Trust's investments as the Co-Managers shall direct, and shall determine from time to time what investments and securities will be purchased, retained, sold or loaned by the Trust, and what portion of the assets will be invested or held uninvested as cash.

(ii) In the performance of its duties and obligations under this Agreement, the Subadviser shall act in conformity with the copies of the Amended and Restated Declaration of Trust of the Trust, the By-laws of the Trust, the Prospectus of the Trust, and the Trust’s valuation procedures as provided to it by the Co-Managers (the Trust Documents) and with the instructions and directions of the Co-Managers and of the Board of Trustees of the Trust, co-operate with the Co-Managers' (or their designees') personnel responsible for monitoring the Trust’s compliance and will conform to, and comply with, the requirements of the 1940 Act, the Internal Revenue Code of 1986, as amended, and all other applicable federal and state laws and regulations. In connection therewith, the Subadviser shall, among other things, prepare and file such reports as are, or may in the future be, required by the Securities and Exchange Commission (the Commission). The Co-Managers shall provide Subadviser timely with copies of any updated Trust Documents.

(iii) The Subadviser shall determine the securities and futures contracts to be purchased or sold by such portion of the Trust's portfolio, as applicable, and may place orders with or through such persons, brokers, dealers or futures commission merchants (including but not limited to Prudential Securities Incorporated (or any broker or dealer affiliated with the Subadviser) to carry out the policy with respect to brokerage as set forth in the Trust's Prospectus or as the Board of Trustees may direct in writing from time to time. In providing the Trust with investment supervision, it is recognized that the Subadviser will give primary consideration to securing the most favorable price and efficient execution. Within the framework of this policy, the Subadviser may consider the financial responsibility, research and investment information and other services provided by brokers, dealers or futures commission merchants who may effect or be a party to any such transaction or other transactions to which the Subadviser’s other clients may be a party. The Co-Managers (or Subadviser) to the Trust each shall have discretion to effect investment transactions for the Trust through broker-dealers (including, to the extent legally permissible, broker-dealers affiliated with the Subadviser(s)) qualified to obtain best execution of such transactions who provide brokerage and/or research services, as such services are defined in Section 28(e) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), and to cause the Trust to pay any such broker-dealers an amount of commission for effecting a portfolio transaction in excess of the amount of commission another broker-dealer would have charged for effecting that transaction, if the brokerage or research services provided by such broker-dealer, viewed in light of either that particular investment transaction or the overall responsibilities of the Co-Managers (or the Subadviser) with respect to the Trust and other accounts as to which they or it may exercise investment discretion (as such term is defined in Section 3(a)(35) of the 1934 Act), are reasonable in relation to the amount of commission.

On occasions when the Subadviser deems the purchase or sale of a security or futures contract to be in the best interest of the Trust as well as other clients of the Subadviser, the Subadviser, to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities or futures contracts to be sold or purchased. In such event, allocation of the securities or futures contracts so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Subadviser in the manner the Subadviser considers to be the most equitable and consistent with its fiduciary obligations to the Trust and to such other clients.

(iv) The Subadviser shall maintain all books and records with respect to the Trust’s portfolio transactions effected by it as required by subparagraphs (b)(5), (6), (7), (9), (10) and (11) and paragraph (f) of Rule 31a-1 under the 1940 Act, and shall render to the Trust’s Board of Trustees such periodic and special reports as the Trustees may reasonably request in writing. The Subadviser shall make reasonably available, upon reasonable prior written notice, its employees and officers for consultation with any of the Trustees or officers or employees of the Trust with respect to any matter discussed herein, including, without limitation, the valuation of the Trust’s securities.

(v) The Subadviser or an affiliate shall provide the Trust's Custodian on each business day with information relating to all transactions concerning the portion of the Trust’s assets it manages, and shall provide the Co-Managers with such information upon request of the Co-Managers.

(vi) The investment management services provided by the Subadviser hereunder are not to be deemed exclusive, and the Subadviser shall be free to render similar services to others. Conversely, the Subadviser and Co-Managers understand and agree that if the Co-Managers manage the Trust in a “manager-of-managers” style, the Co-Managers will, among other things, (i) continually evaluate the performance of the Subadviser through quantitative and qualitative analysis and consultations with the Subadviser, (ii)  periodically make recommendations to the Trust’s Board as to whether the contract with one or more subadvisers should be renewed, modified, or terminated, and (iii) periodically report to the Trust's Board regarding the results of its evaluation and monitoring functions. The Subadviser recognizes that its services may be terminated or modified pursuant to this process.

(vii) The Subadviser acknowledges that the Co-Managers and the Trust intend to rely on Rule 17a-10, Rule 10f-3, Rule 12d3-1 and Rule 17e-1 under the 1940 Act, and the Subadviser hereby agrees that it shall not consult with any other subadviser to the Trust with respect to transactions in securities for the Trust’s portfolio or any other transactions of Trust assets.

(b) The Subadviser shall authorize and permit any of its directors, officers and employees who may be elected as Trustees or officers of the Trust to serve in the capacities in which they are elected. Services to be furnished by the Subadviser under this Agreement may be furnished through the medium of any of such directors, officers or employees.

(c) The Subadviser shall keep the Trust’s books and records required to be maintained by the Subadviser pursuant to paragraph 1(a) hereof and shall timely furnish to the Co-Managers all information relating to the Subadviser’s services hereunder needed by the Co-Managers to keep the other books and records of the Trust required by Rule 31a-1 under the 1940 Act or any successor regulation. The Subadviser agrees that all records which it maintains for the Trust are the property of the Trust, and the Subadviser will surrender promptly to the Trust any of such records upon the Trust’s request, provided, however, that the Subadviser may retain a copy of such records. The Subadviser further agrees to preserve for the periods prescribed by Rule 31a-2 of the Commission under the 1940 Act or any successor regulation any such records as are required to be maintained by it pursuant to paragraph 1(a) hereof.

(d) In connection with its duties under this Agreement, the Subadviser agrees to maintain adequate compliance procedures to ensure its compliance with the 1940 Act, the Investment Advisers Act of 1940, as amended, and other applicable state and federal regulations.

(e) The Subadviser shall furnish to the Co-Managers copies of all records prepared in connection with (i) the performance of this Agreement and (ii) the maintenance of compliance procedures pursuant to paragraph 1(d) hereof as the Manager may reasonably request.

(f) The Subadviser shall be responsible for the voting of all shareholder proxies with respect to the investments and securities held in the Trust’s portfolio, subject to such reasonable reporting and other requirements as shall be established by the Co-Managers.

(g) The Subadviser acknowledges that it is responsible for evaluating whether market quotations are readily available for the Trust’s portfolio securities and whether those market quotations are reliable for purposes of valuing the Trust’s portfolio securities and determining the Trust’s net asset value per share and promptly notifying the Co-Managers upon the occurrence of any significant event with respect to any of the Trust’s portfolio securities in accordance with the requirements of the 1940 Act and any related written guidance from the Commission and the Commission staff. Upon reasonable request from the Co-Managers, the Subadviser (through a qualified person) will assist the valuation committee of the Trust or the Co-Managers in valuing securities of the Trust as may be required from time to time, including making available information of which the Subadviser has knowledge related to the securities being valued.

2. The Co-Managers shall continue to have responsibility for all services to be provided to the Trust pursuant to the Management Agreement and, as more particularly discussed above, shall oversee and review the Subadviser’s performance of its duties under this Agreement. The Co-Managers shall provide (or cause the Trust’s custodian to provide) timely information to the Subadviser regarding such matters as the composition of assets in the portion of the Trust managed by the Subadviser, cash requirements and cash available for investment in such portion of the Trust, and all other information as may be reasonably necessary for the Subadviser to perform its duties hereunder (including any excerpts of minutes of meetings of the Board of Trustees of the Trust that affect the duties of the Subadviser).

3. For the services provided pursuant to this Agreement, the Co-Managers shall pay the Subadviser as full compensation therefor, a fee equal to the percentage of the Trust’s average daily net assets of the portion of the Trust managed by the Subadviser as described in the attached Schedule A. Liability for payment of compensation by the Co-Managers to the Subadviser under this Agreement is contingent upon the Co-Managers’ receipt of payment from the Trust for management services described under the Management Agreement between the Fund and the Co-Managers. Expense caps or fee waivers for the Trust that may be agreed to by the Co-Managers, but not agreed to by the Subadviser, shall not cause a reduction in the amount of the payment to the Subadviser by the Co-Managers.

4. The Subadviser shall not be liable for any error of judgment or for any loss suffered by the Trust or the Co-Managers in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on the Subadviser’s part in the performance of its duties or from its reckless disregard of its obligations and duties under this Agreement, provided, however, that nothing in this Agreement shall be deemed to waive any rights the Co-Managers or the Trust may have against the Subadviser under federal or state securities laws. The Co-Managers shall indemnify the Subadviser, its affiliated persons, its officers, directors and employees, for any liability and expenses, including attorneys’ fees, which may be sustained as a result of the Co-Managers' willful misfeasance, bad faith, gross negligence, reckless disregard of its duties hereunder or violation of applicable law, including, without limitation, the 1940 Act and federal and state securities laws. The Subadviser shall indemnify the Co-Managers, their affiliated persons, their officers, directors and employees, for any liability and expenses, including attorneys’ fees, which may be sustained as a result of the Subadviser’s willful misfeasance, bad faith, gross negligence, or reckless disregard of its duties hereunder or violation of applicable law, including, without limitation, the 1940 Act and federal and state securities laws.

5. This Agreement shall continue in effect for a period of more than two years from the date hereof only so long as such continuance is specifically approved at least annually in conformity with the requirements of the 1940 Act; provided, however, that this Agreement may be terminated by the Trust at any time, without the payment of any penalty, by the Board of Trustees of the Trust or by vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Fund, or by the Co-Managers or the Subadviser at any time, without the payment of any penalty, on not more than 60 days’ nor less than 30 days’ written notice to the other party. This Agreement shall terminate automatically in the event of its assignment (as defined in the 1940 Act) or upon the termination of the Management Agreement. The Subadviser agrees that it will promptly notify the Trust and the Co-Managers of the occurrence of any event that would result in the assignment (as defined in the 1940 Act) of this Agreement, including, but not limited to, a change of control (as defined in the 1940 Act) of the Subadviser.

Any notice or other communication required to be given pursuant to this Agreement shall be deemed duly given if delivered or mailed by registered mail, postage prepaid, (1) to the Co-Managers at Gateway Center Three, 100 Mulberry Street, 4th Floor, Newark, NJ 07102-4077, Attention: Secretary (for PI) and One Corporate Drive, Shelton, Connecticut, 06484, Attention: Secretary (for AST); (2) to the Trust at Gateway Center Three, 100 Mulberry Street, 4th Floor, Newark, NJ 07102-4077, Attention: Secretary; or (3) to the Subadviser at Epoch Investment Partners, Inc., 640 Fifth Avenue, New York, New York 10019, Attention: David A. Barnett, Managing Attorney and Chief Compliance Officer.

6. Nothing in this Agreement shall limit or restrict the right of any of the Subadviser’s directors, officers or employees who may also be a Trustee, officer or employee of the Trust to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any business, whether of a similar or a dissimilar nature, nor limit or restrict the Subadviser’s right to engage in any other business or to render services of any kind to any other corporation, firm, individual or association.

7. During the term of this Agreement, the Co-Managers agree to furnish the Subadviser at its principal office all prospectuses, proxy statements, and reports to shareholders which refer to the Subadviser in any way, prior to use thereof and not to use material if the Subadviser reasonably objects in writing five business days (or such other time as may be mutually agreed) after receipt thereof. During the term of this Agreement, the Co-Managers also agree to furnish the Subadviser, upon request, representative samples of marketing and sales literature or other material prepared for distribution to shareholders of the Trust or the public, which make reference to the Subadviser. The Co-Managers further agree to prospectively make reasonable changes to such materials upon the Subadviser’s written request, and to implement those changes in the next regularly scheduled production of those materials. All such prospectuses, proxy statements, reports to shareholders, marketing and sales literature or other material prepared for distribution to shareholders of the Trust or the public which make reference to the Subadviser may be furnished to the Subadviser hereunder by electronic mail, first-class or overnight mail, facsimile transmission equipment or hand delivery.

8. This Agreement may be amended by mutual consent, but the consent of the Trust must be obtained in conformity with the requirements of the 1940 Act.

9. This Agreement shall be governed by the laws of the State of New York.

10. Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act, shall be resolved by reference to such term or provision of the 1940 Act and to interpretations thereof, if any, by the United States courts or, in the absence of any controlling decision of any such court, by rules, regulations or orders of the Commission issued pursuant to the 1940 Act. In addition, where the effect of a requirement of the 1940 Act, reflected in any provision of this Agreement, is related by rules, regulation or order of the Commission, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

IN WITNESS WHEREOF, the Parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

PRUDENTIAL INVESTMENTS LLC

By: /s/Timothy Cronin
Name: Timothy Cronin
Title: Senior Vice President

AST INVESTMENT SERVICES, INC.

By: /s/Timothy Cronin
Name: Timothy Cronin

Title: President

EPOCH INVESTMENT PARTNERS, INC.

By: /s/ Timothy T. Taussig
Name: Timothy T. Taussig
Title: President & Chief Operating Officer

SCHEDULE A

ADVANCED SERIES TRUST

As compensation for services provided by Epoch Investment Partners, Inc., Prudential Investments LLC and AST Investment Services, Inc. (formerly American Skandia Investment Services, Inc.) will pay Epoch Investment Partners, Inc. an advisory fee on the net assets managed by Epoch Investment Partners, Inc. that is equal, on an annualized basis, to the following:

Portfolio Name	Advisory Fee
AST New Discovery Asset Allocation Portfolio	0.275% of sleeve average daily net assets to $1 billion; and 0.20% of sleeve average daily net assets exceeding $1 billion

Dated as of March 27, 2013.

MANAGEMENT OF THE SUBADVISER

Epoch Investment Partners, Inc.

Epoch is located at 399 Park Avenue, New York, NY 10022. Epoch is a global asset management firm that provides institutional investors with a variety of U.S. and global equity strategies. Epoch is registered with the SEC as an investment adviser and has been continuously registered with the SEC since May of 2004.

Epoch was formed in April 2004 with the specific goal of responding to paradigm shifts in both the sources of global equity investment returns and the structure of the investment management business. Three of the founders, Bill Priest, David Pearl and Tim Taussig, continue to lead the firm today.

The table below lists the name, address, and position for Epoch’s principal executive officer and each director.

Name & Address	Position
William W. Priest*	Director, Chief Executive Officer, Co-Chief Investment Officer & Portfolio Manager
Timothy T. Taussig*	Director, President & Chief Operating Officer
Mike Pedersen**	Director
Bharat Masrani**	Director
Tim Wiggan**	Director

* The principal mailing address of each such person is 399 Park Avenue, New York, NY 10022.

** The principal mailing address of each such person is 55 King Street West, Toronto, ON M5K 1A2, Canada.

COMPARABLE FUNDS FOR WHICH EPOCH SERVES AS ADVISER AND/OR SUBADVISER

The following table lists certain information regarding comparable funds to which Epoch provides investment advisory services, other than the Funds.

Fund	Net Assets (as of 3/31/2013)	Fee Paid to Epoch
Prudential Investment Portfolios 16 – Target Conservative Allocation Fund	$7,148,834	0.275% of combined average daily net assets up to $1 billion; and 0.20% of combined average daily assets over $1 billion.*
Target Portfolio Trust - Large Capitalization Value Portfolio	$67,521,890	0.275% of combined average daily net assets up to $1 billion; and 0.20% of combined average daily assets over $1 billion.*

*The assets will be aggregated with the assets managed by Epoch in the Large Capitalization Value Portfolio of The Target Portfolio Trust and the Target Conservative Allocation Fund of the Prudential Investment Portfolios 16.

SHAREHOLDER INFORMATION

As of June 14, 2013, the Trustees and officers of AST, as a group, owned less than 1% of the outstanding shares of the Portfolio.

As of June 14, 2013, the owners, directly or indirectly, of more than 5% of the outstanding shares of any share class of the Portfolio were as follows:

Portfolio Name	Shareholder Name	Registration	Shares/Percentage
AST Small Capital Growth Portfolio	Pruco Life Insurance Company Plaz Annuity Attn: Separate Accounts, 7th Floor	213 Washington Street Newark, NJ 07102	23,263,892 / 53.51%
	Pru Annuity Distributor Inc. Attn: Separate Accounts, 7th Floor	213 Washington Street Newark, NJ 07102	17,275,548 / 39.74%
	Pruco Life Insurance Company PLNJ Annuity Attn: Separate Accounts, 7th Floor	213 Washington Street Newark, NJ 07102	2,761,410 / 6.35%